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                                                                     EXHIBIT 5.1


                            [Letterhead of Jones Day]






                                  May 7, 2004


ERICO International Corporation
30575 Bainbridge Road
Solon, Ohio 44139

           Re: $121,500,000 8-7/8% Senior Subordinated Notes Due 2012
           ----------------------------------------------------------

Ladies and Gentlemen:

         We are acting as counsel to ERICO International Corporation, an Ohio corporation (the "Company"), in connection with the proposed issuance and exchange (the "Exchange Offer") of up to $121,500,000 aggregate principal amount of the Company's 8-7/8% Senior Subordinated Notes due 2012 (the "Exchange Notes") registered under the Securities Act of 1933 (the "Securities Act") and the guarantee of the Exchange Notes (the "Exchange Guarantee" and, together with the Exchange Notes, the "Securities") by ERICO Products, Inc., an Ohio corporation and a subsidiary of the Company (the "Guarantor"), for an equal principal amount of the Company's outstanding 8-7/8% Senior Subordinated Notes due 2012 (the "Outstanding Notes") and the guarantee of the Outstanding Notes by the Guarantor (the "Outstanding Guarantee" and, together with the Outstanding Notes, the "Outstanding Securities"). The Outstanding Securities have been, and the Securities will be, issued pursuant to an Indenture, dated as of February 20, 2004 (the "Indenture"), by and among the Company, the Guarantor and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

         In rendering this opinion, we have examined such documents, records and matters of law we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that:

                  (1) The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will be validly issued by the Company and will constitute valid and binding obligations of the Company.

                  (2) The Exchange Guarantee, when it is executed and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Guarantee, will be validly issued by the Guarantor and will constitute a valid and binding obligation of the Guarantor.

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ERICO International Corporation
Page 2


         Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

         In rendering the foregoing opinions (i) we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein and (ii) we have assumed that (A) the Registration Statement on Form S-4 of the Company and the Guarantor relating to the Exchange Offer (the "Registration Statement"), and any amendments thereto, will have become effective, (B) the resolutions authorizing the Company and the Guarantor to issue the Securities have been adopted by the Company's and the Guarantor's Board of Directors, respectively, and will be in full force and effect at the time at which the Securities are issued and (C) all Securities will be issued in compliance with applicable federal and state securities laws. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions are hereby limited to, the laws of the State of New York and the Ohio General Corporation Law. We express no opinion with respect to any other law of the state of Ohio.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                   /s/ Jones Day